Exhibit 99.1

PerkinElmer Announces Financial Results for the Second Quarter of 2013

  Revenue growth of 4%; Adjusted and organic revenue growth of 3%
  GAAP earnings per share from continuing operations of $0.24; Adjusted earnings per share of $0.51
  Updates GAAP earnings per share guidance to $1.40 to $1.47; Updates adjusted earnings per share guidance to $2.03 to $2.10

WALTHAM, Mass.--(BUSINESS WIRE)--August 1, 2013--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the second quarter ended June 30, 2013.

The Company reported GAAP earnings per share from continuing operations of $0.24, compared to $0.29 in the second quarter of 2012. Revenue in the second quarter of 2013 was $543.3 million, as compared to $521.8 million in the second quarter of 2012. GAAP operating income from continuing operations for the second quarter of 2013 was $39.7 million, compared to $49.8 million in the second quarter of 2012. GAAP operating profit margin from continuing operations was 7.3% in the second quarter of 2013, compared to 9.5% in the second quarter of 2012.

Adjusted earnings per share was $0.51, compared to $0.53 in the second quarter of 2012. Adjusted revenue and organic revenue both increased 3% for the quarter. Adjusted revenue was $547.1 million, compared to $532.3 million in the second quarter of 2012. Adjusted operating income for the second quarter of 2013 was $85.2 million, compared to $89.7 million for the same period a year ago. Adjusted operating profit margin was 15.6% as a percentage of adjusted revenue, compared to 16.9% for the same period a year ago. For the Company’s non-GAAP financial measures, adjustments have been noted in the attached reconciliations.

“I am encouraged by our performance in the second quarter as we exceeded our adjusted revenue and adjusted operating profit forecasts despite a challenging global environment. We were able to deliver sequential revenue improvements in the areas that were under pressure in the first quarter while the remaining portfolio continued to perform well,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “Our second quarter performance gives us confidence in our ability to deliver organic growth and improved profitability in the back half of the year.”

Cash Flow

For the six months ending June 30, 2013, operating cash flow from continuing operations was $38.7 million as compared to $92.7 million for the same period a year ago. Adjusted operating cash flow from continuing operations was $98.6 million as compared to $114.6 million for the same period a year ago.

Financial Overview by Reporting Segment for the Second Quarter 2013

Human Health

  Revenue of $300.0 million, as compared to $287.8 million for the second quarter of 2012.
  Operating income of $30.1 million, as compared to $30.4 million for the same period a year ago.
  Adjusted revenue of $303.7 million, as compared to $298.2 million for the second quarter of 2012. Adjusted revenue and organic revenue both increased 2%.
  Adjusted operating income of $64.4 million, as compared to $66.6 million for the same period a year ago.
  Adjusted operating profit margin was 21.2% as a percentage of adjusted revenue, a decrease of approximately 110 basis points as compared to the second quarter of 2012.

Environmental Health

  Revenue of $243.4 million, as compared to $234.0 million for the second quarter of 2012. Revenue increased 4% and organic revenue increased 3%.
  Operating income of $19.3 million, as compared to $29.3 million for the same period a year ago.
  Adjusted operating income of $30.5 million, as compared to $33.0 million for the same period a year ago.
  Adjusted operating profit margin was 12.5% as a percentage of revenue, a decrease of approximately 160 basis points as compared to the second quarter of 2012.

Financial Guidance – Full Year 2013 - Updated

For the full year 2013, the Company forecasts organic revenue to increase in the low-single digit range relative to 2012. For the full year 2013, the Company now forecasts GAAP earnings per share from continuing operations in the range of $1.40 to $1.47 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, and updates adjusted earnings per share to a range of $2.03 to $2.10 from a range of $2.00 to $2.10.

Conference Call Information

The Company will discuss its second quarter results and its outlook for business trends in a conference call on August 1, 2013 at 5:00 p.m. Eastern Time (ET). To access the call, please dial (617) 399-5131 prior to the scheduled conference call time and provide the access code 50839653. A playback of this conference call will be available beginning 7:00 p.m. ET, Thursday, August 1, 2013. The playback phone number is (617) 801-6888 and the code number is 27752648.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) our ability to realize the full value of our intangible assets; (21) significant fluctuations in our stock price; (22) reduction or elimination of dividends on our common stock; and (23) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The company reported revenue of approximately $2.1 billion in 2012, has about 7,400 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012

Revenue	$543,297	$521,790	$1,048,675	$1,032,680

Cost of revenue	300,998	282,996	581,491	561,872
Selling, general and administrative expenses	148,755	149,735	300,252	306,584
Research and development expenses	34,603	34,069	68,780	66,693
Restructuring and contract termination charges, net	19,277	5,203	22,587	11,362

Operating income from continuing operations	39,664	49,787	75,565	86,169

Interest income	(64)	(150)	(169)	(360)
Interest expense	11,913	11,339	23,606	22,776
Other expense, net	1,016	169	1,468	1,772

Income from continuing operations before income taxes	26,799	38,429	50,660	61,981

(Benefit from) provision for income taxes	(137)	4,861	(8,565)	6,337

Net income from continuing operations	26,936	33,568	59,225	55,644

Gain on disposition of discontinued operations, before income taxes	613	482	521	1,017
(Benefit from) provision for income taxes on discontinued operations and dispositions	(376)	417	(395)	459

Net income from discontinued operations and dispositions	989	65	916	558

Net income	$27,925	$33,633	$60,141	$56,202

Diluted earnings per share:
Net income from continuing operations	$0.24	$0.29	$0.52	$0.49

Net income from discontinued operations and dispositions	0.01	0.00	0.01	0.00

Net income	$0.25	$0.29	$0.53	$0.49

Weighted average diluted shares of common stock outstanding	112,718	114,578	113,717	114,348

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information(1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.24	$0.29	$0.52	$0.49
Amortization of intangible assets, net of income taxes	0.13	0.13	0.26	0.26
Purchase accounting adjustments, net of income taxes	0.02	0.06	0.03	0.13
Acquisition-related costs, net of income taxes	0.00	0.00	0.00	0.00
Mark to market on post-retirement benefits, net of income taxes	-	0.00	(0.00)	0.01
Significant tax credits	-	-	(0.08)	-
Restructuring and contract termination charges, net of income taxes	0.11	0.04	0.13	0.07
Adjusted EPS	$0.51	$0.53	$0.86	$0.96

(1) Amount may not add due to rounding.

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Six Months Ended
(In thousands, except percentages)		June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
			(as adjusted)		(as adjusted)

Human Health	Reported revenue	$299,943	$287,753	$581,272	$568,531
	Purchase accounting adjustments	3,799	10,463	5,731	16,936
	Adjusted Revenue	303,742	298,216	587,003	585,467

	Reported operating income from continued operations	30,076	30,353	55,096	48,564
	OP%	10.0%	10.5%	9.5%	8.5%
	Amortization of intangible assets	19,796	20,352	39,822	41,168
	Purchase accounting adjustments	3,905	11,307	5,885	22,854
	Acquisition-related costs	7	163	29	339
	Restructuring and contract termination charges, net	10,580	4,442	13,818	9,383
	Adjusted operating income	64,364	66,617	114,650	122,308
	Adjusted OP%	21.2%	22.3%	19.5%	20.9%

Environmental Health	Reported revenue	243,354	234,037	467,403	464,149
	Purchase accounting adjustments	-	-	-	-
	Adjusted Revenue	243,354	234,037	467,403	464,149

	Reported operating income from continued operations	19,298	29,344	40,026	59,473
	OP%	7.9%	12.5%	8.6%	12.8%
	Amortization of intangible assets	2,474	2,989	4,936	5,572
	Purchase accounting adjustments	-	-	-	-
	Acquisition-related costs	59	(68)	108	7
	Restructuring and contract termination charges, net	8,697	761	8,769	1,979
	Adjusted operating income	30,528	33,026	53,839	67,031
	Adjusted OP%	12.5%	14.1%	11.5%	14.4%

Corporate	Reported operating loss	(9,710)	(9,910)	(19,557)	(21,868)
	Mark to market on post-retirement benefits	-	-	(47)	1,219
	Adjusted operating loss	(9,710)	(9,910)	(19,604)	(20,649)

Continuing Operations	Reported revenue	$543,297	$521,790	$1,048,675	$1,032,680
	Purchase accounting adjustments	3,799	10,463	5,731	16,936
	Adjusted Revenue	547,096	532,253	1,054,406	1,049,616

	Reported operating income from continued operations	39,664	49,787	75,565	86,169
	OP%	7.3%	9.5%	7.2%	8.3%
	Amortization of intangible assets	22,270	23,341	44,758	46,740
	Purchase accounting adjustments	3,905	11,307	5,885	22,854
	Acquisition-related costs	66	95	137	346
	Mark to market on post-retirement benefits	-	-	(47)	1,219
	Restructuring and contract termination charges, net	19,277	5,203	22,587	11,362
	Adjusted operating income	$85,182	$89,733	$148,885	$168,690
	Adjusted OP%	15.6%	16.9%	14.1%	16.1%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
(In thousands)

Operating activities:
Net income	$27,925	$33,633	$60,141	$56,202
Less: income from discontinued operations and dispositions, net of income taxes	(989)	(65)	(916)	(558)
Income from continuing operations	26,936	33,568	59,225	55,644
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operations:
Stock-based compensation	3,226	4,776	7,642	10,252
Restructuring and contract termination charges, net	19,277	5,203	22,587	11,362
Amortization of deferred debt issuance costs, interest rate hedge and accretion of discounts	867	878	1,680	1,745
Depreciation and amortization	32,239	32,156	62,810	64,163
Amortization of acquired inventory revaluation	74	279	203	4,774
Changes in operating assets and liabilities which (used) provided cash, excluding effects from companies purchased and divested:
Accounts receivable, net	(25,597)	7,623	14,630	13,473
Inventories, net	(1,363)	318	(17,550)	(12,652)
Accounts payable	(1,463)	13,364	3,478	1,645
Accrued expenses and other	(26,587)	(20,752)	(115,978)	(57,733)
Net cash provided by operating activities of continuing operations	27,609	77,413	38,727	92,673
Net cash provided by (used in) operating activities of discontinued operations	253	(1,023)	66	(744)
Net cash provided by operating activities	27,862	76,390	38,793	91,929

Investing activities:
Capital expenditures	(11,023)	(6,221)	(22,852)	(11,449)
Proceeds from surrender of life insurance policies	220	-	220	-
Changes in restricted cash balances	-	200	-	200
Activity related to acquisitions and investments, net of cash and cash equivalents acquired	(1,449)	-	(49)	-
Net cash used in investing activities of continuing operations	(12,252)	(6,021)	(22,681)	(11,249)
Net cash provided by investing activities of discontinued operations	371	988	494	988
Net cash used in investing activities	(11,881)	(5,033)	(22,187)	(10,261)

Financing Activities:
Payments on revolving credit facility	(147,000)	(122,000)	(282,000)	(244,000)
Proceeds from revolving credit facility	127,000	99,000	340,000	210,000
Payments of debt issuance costs	-	(137)	-	(416)
Settlement of cash flow hedges	523	-	1,363	-
Net (payments on) proceeds from other credit facilities	(2,758)	-	5,264	-
Payments for acquisition-related contingent consideration	-	(9,343)	-	(9,343)
Excess tax benefit from exercise of common stock options	-	-	-	1,139
Proceeds from issuance of common stock under stock plans	1,827	2,247	7,289	11,746
Purchases of common stock	(135)	(431)	(126,993)	(2,063)
Dividends paid	(7,832)	(7,969)	(15,892)	(15,891)
Net cash used in financing activities	(28,375)	(38,633)	(70,969)	(48,828)

Effect of exchange rate changes on cash and cash equivalents	(1,007)	(6,078)	(4,611)	(3,779)

Net (decrease) increase in cash and cash equivalents	(13,401)	26,646	(58,974)	29,061
Cash and cash equivalents at beginning of period	125,871	144,757	171,444	142,342
Cash and cash equivalents at end of period	$112,470	$171,403	$112,470	$171,403

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(In thousands)	June 30, 2013	December 30, 2012

Current assets:
Cash and cash equivalents	$112,470	$171,444
Accounts receivable, net	434,798	457,011
Inventories, net	259,470	247,688
Other current assets	99,767	95,611
Total current assets	906,505	971,754

Property, plant and equipment, net:
At cost	528,051	513,479
Accumulated depreciation	(313,922)	(302,963)
Property, plant and equipment, net	214,129	210,516
Marketable securities and investments	1,139	1,149
Intangible assets, net	487,312	529,901
Goodwill	2,117,062	2,122,788
Other assets, net	85,137	65,654
Total assets	$3,811,284	$3,901,762

Current liabilities:
Short-term debt	$2,215	$1,772
Accounts payable	170,122	168,943
Short-term accrued restructuring	32,641	21,364
Accrued expenses and other current liabilities	357,803	388,026
Current liabilities of discontinued operations	500	995
Total current liabilities	563,281	581,100

Long-term debt	1,001,858	938,824
Long-term accrued restructuring	4,972	6,387
Long-term liabilities	381,321	435,639
Total liabilities	1,951,432	1,961,950

Total stockholders' equity	1,859,852	1,939,812
Total liabilities and stockholders' equity	$3,811,284	$3,901,762

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	June 30, 2013		July 1, 2012

Adjusted revenue:
Revenue	$543.3		$521.8
Purchase accounting adjustments	3.8		10.5
Adjusted revenue	$547.1		$532.3

Adjusted gross margin:
Gross margin	$242.3	44.6%	$238.8	45.8%
Amortization of intangible assets	12.7	2.3%	13.0	2.5%
Purchase accounting adjustments	3.9	0.7%	10.7	2.1%
Adjusted gross margin	$258.9	47.3%	$262.5	49.3%

Adjusted SG&A:
SG&A	$148.8	27.4%	$149.7	28.7%
Amortization of intangible assets	(9.5)	-1.7%	(10.1)	-1.9%
Purchase accounting adjustments	(0.0)	0.0%	(0.6)	-0.1%
Acquisition-related costs	(0.1)	0.0%	(0.1)	0.0%
Adjusted SG&A	$139.2	25.4%	$138.9	26.1%

Adjusted R&D:
R&D	$34.6	6.4%	$34.1	6.5%
Amortization of intangible assets	(0.1)	0.0%	(0.3)	0.0%
Adjusted R&D	$34.5	6.3%	$33.8	6.4%

Adjusted operating income:
Operating income	$39.7	7.3%	$49.8	9.5%
Amortization of intangible assets	22.3	4.1%	23.3	4.5%
Purchase accounting adjustments	3.9	0.7%	11.3	2.2%
Acquisition-related costs	0.1	0.0%	0.1	0.0%
Restructuring and contract termination charges, net	19.3	3.5%	5.2	1.0%
Adjusted operating income	$85.2	15.6%	$89.7	16.9%

	PKI
	Three Months Ended
	June 30, 2013		July 1, 2012

Adjusted EPS:
EPS	$0.25		$0.29
Discontinued operations, net of income taxes	0.01		0.00
EPS from continuing operations	0.24		0.29
Amortization of intangible assets, net of income taxes	0.13		0.13
Purchase accounting adjustments, net of income taxes	0.02		0.06
Acquisition-related costs, net of income taxes	0.00		0.00
Restructuring and contract termination charges, net of income taxes	0.11		0.04
Adjusted EPS	$0.51		$0.53

	Human Health
	Three Months Ended
	June 30, 2013		July 1, 2012

Adjusted revenue:
Revenue	$299.9		$287.8
Purchase accounting adjustments	3.8		10.5
Adjusted revenue	$303.7		$298.2

Adjusted operating income:
Operating income	$30.1	10.0%	$30.4	10.5%
Amortization of intangible assets	19.8	6.6%	20.4	7.1%
Purchase accounting adjustments	3.9	1.3%	11.3	3.9%
Acquisition-related costs	0.0	0.0%	0.2	0.1%
Restructuring and contract termination charges, net	10.6	3.5%	4.4	1.5%
Adjusted operating income	$64.4	21.2%	$66.6	22.3%

	Environmental Health
	Three Months Ended
	June 30, 2013		July 1, 2012

Adjusted revenue:
Revenue	$243.4		$234.0
Purchase accounting adjustments	-		-
Adjusted revenue	$243.4		$234.0

Adjusted operating income:
Operating income	$19.3	7.9%	$29.3	12.5%
Amortization of intangible assets	2.5	1.0%	3.0	1.3%
Acquisition-related costs	0.1	0.0%	(0.1)	0.0%
Restructuring and contract termination charges, net	8.7	3.6%	0.8	0.3%
Adjusted operating income	$30.5	12.5%	$33.0	14.1%

(1) Amount may not add due to rounding.

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)

(In millions, except per share data and percentages)	PKI
	Six Months Ended
	June 30, 2013		July 1, 2012

Adjusted revenue:
Revenue	$1,048.7		$1,032.7
Purchase accounting adjustments	5.7		16.9
Adjusted revenue	$1,054.4		$1,049.6

Adjusted gross margin:
Gross margin	$467.2	44.5%	$470.8	45.6%
Amortization of intangible assets	25.6	2.4%	25.9	2.5%
Purchase accounting adjustments	5.9	0.6%	21.7	2.1%
Mark to market on post-retirement benefits	(0.0)	0.0%	1.2	0.1%
Adjusted gross margin	$498.7	47.3%	$519.7	49.5%

Adjusted SG&A:
SG&A	$300.3	28.6%	$306.6	29.7%
Amortization of intangible assets	(19.0)	-1.8%	(20.4)	-2.0%
Purchase accounting adjustments	0.0	0.0%	(1.1)	-0.1%
Acquisition-related costs	(0.1)	0.0%	(0.3)	0.0%
Adjusted SG&A	$281.1	26.7%	$284.6	27.1%

Adjusted R&D:
R&D	$68.8	6.6%	$66.7	6.5%
Amortization of intangible assets	(0.1)	0.0%	(0.4)	0.0%
Adjusted R&D	$68.6	6.5%	$66.3	6.3%

Adjusted operating income:
Operating income	$75.6	7.2%	$86.2	8.3%
Amortization of intangible assets	44.8	4.3%	46.7	4.5%
Purchase accounting adjustments	5.9	0.6%	22.9	2.2%
Acquisition-related costs	0.1	0.0%	0.3	0.0%
Mark to market on post-retirement benefits	(0.0)	0.0%	1.2	0.1%
Restructuring and contract termination charges, net	22.6	2.2%	11.4	1.1%
Adjusted operating income	$148.9	14.1%	$168.7	16.1%

	PKI
	Six Months Ended
	June 30, 2013		July 1, 2012

Adjusted EPS:
EPS	$0.53		$0.49
Discontinued operations, net of income taxes	0.01		0.00
EPS from continuing operations	0.52		0.49
Amortization of intangible assets, net of income taxes	0.26		0.26
Purchase accounting adjustments, net of income taxes	0.03		0.13
Acquisition-related costs, net of income taxes	0.00		0.00
Mark to market on post-retirement benefits, net of income taxes	(0.00)		0.01
Significant tax credits	(0.08)		-
Restructuring and contract termination charges, net of income taxes	0.13		0.07
Adjusted EPS	$0.86		$0.96

	PKI
			Twelve Months Ended
			December 30, 2012
Adjusted EPS:			Projected
EPS from continuing operations			$1.40 - $1.47
Amortization of intangible assets, net of income taxes			0.52
Purchase accounting adjustments, net of income taxes			0.05
Acquisition-related costs, net of income taxes			-
Mark to market on post-retirement benefits,
net of income taxes			-
Significant tax credits			(0.08)
Restructuring and contract termination charges, net of income taxes			0.14
Adjusted EPS			$2.03 - $2.10

	PKI
	Six Months Ended
Adjusted Operating Cash Flow:	June 30, 2013		July 1, 2012
Net cash provided by operating activities of continuing operations	$38.7		$92.7
Significant contributions to post-retirement plans	47.0		17.0
Significant prepaid royalty payments	12.9		-
Acquisition adjustments	-		3.8
Excess tax benefit from exercise of common stock	-		1.1
Adjusted operating cash flow	$98.6		$114.6

	Human Health
	Six Months Ended
	June 30, 2013		July 1, 2012

Adjusted revenue:
Revenue	$581.3		$568.5
Purchase accounting adjustments	5.7		16.9
Adjusted revenue	$587.0		$585.5

Adjusted operating income:
Operating income	$55.1	9.5%	$48.6	8.5%
Amortization of intangible assets	39.8	6.9%	41.2	7.2%
Purchase accounting adjustments	5.9	1.0%	22.9	4.0%
Acquisition-related costs	0.0	0.0%	0.3	0.1%
Restructuring and contract termination charges, net	13.8	2.4%	9.4	1.7%
Adjusted operating income	$114.7	19.5%	$122.3	20.9%

	Environmental Health
	Six Months Ended
	June 30, 2013		July 1, 2012

Adjusted revenue:
Revenue	$467.4		$464.1
Purchase accounting adjustments	-		-
Adjusted revenue	$467.4		$464.1

Adjusted operating income:
Operating income	$40.0	8.6%	$59.5	12.8%
Amortization of intangible assets	4.9	1.1%	5.6	1.2%
Acquisition-related costs	0.1	0.0%	0.0	0.0%
Restructuring and contract termination charges, net	8.8	1.9%	2.0	0.4%
Adjusted operating income	$53.8	11.5%	$67.0	14.4%

(1) Amount may not add due to rounding.

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)

PKI
Three Months Ended
June 30, 2013
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments	2%
Organic revenue growth	3%

Human Health
Three Months Ended
June 30, 2013
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments	3%
Organic revenue growth	2%

Environmental Health
Three Months Ended
June 30, 2013
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments	1%
Organic revenue growth	3%

(1) Amount may not add due to rounding.

Adjusted Revenue and Adjusted Revenue Growth

We use the term “adjusted revenue” to refer to GAAP revenue, including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Adjusted revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Organic Revenue and Organic Revenue Growth

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions because acquisition activity can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Gross Margin and Adjusted Gross Margin Percentage

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark to market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term profitability trends and to assess our ability to invest in our business. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what we believe our investors consider to be costs of producing our products and could distort the additional value generated over the cost of producing those products. In addition, inventory fair value adjustments related to business acquisitions and adjustments for mark to market accounting on post-retirement benefits do not represent what we believe our investors consider to be costs used in producing our products. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Selling, General and Administrative (“SG&A”) Expense and Adjusted SG&A Percentage

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, changes to the fair values assigned to contingent consideration, and other costs related to business acquisitions. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the cost of the internal operating structure, our ability to leverage that structure and the level of investment required to grow our business. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what we believe our investors consider to be costs that support our internal operating structure and could distort the efficiencies of that structure. We exclude changes to the fair values assigned to contingent consideration, and other costs related to business acquisitions, because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs to support our internal operating structure.

Adjusted Research and Development (“R&D”) Expense and Adjusted R&D Percentage

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better understand and evaluate our internal technology investments. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what we believe our investors consider to be internal investments in R&D activities and could distort our R&D investment level.

Adjusted Operating Income, Adjusted Operating Profit Percentage, Adjusted Operating Profit Margin and Adjusted Operating Margin

We use the term “adjusted operating income,” to refer to GAAP operating income, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and restructuring and contract termination charges, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark to market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted operating income is calculated by subtracting adjusted R&D expense and adjusted SG&A expense from adjusted gross margin. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to analyze the costs of the different components of producing and selling our products, to better measure the performance of our internal investments in technology and to evaluate the long-term profitability trends of our core operations. Adjusted operating income also provides for easier comparisons of our performance and profitability with prior and future periods and relative comparisons to our peers. We believe our investors do not consider the items that we exclude from adjusted operating income to be costs of producing our products, investments in technology and production or costs to support our internal operating structure, and so we present this non-GAAP measure to avoid overstating or understating to our investors the performance of our operations. We exclude restructuring and contract termination charges because they tend to occur due to an acquisition, divestiture, repositioning of the business or other unusual event that could distort the performance measures of our internal investments and costs to support our internal operating structure. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Earnings Per Share

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, excluding discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, restructuring and contract termination charges, and significant tax credits, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark to market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted earnings per share is calculated by subtracting the items above included in adjusted gross margin, adjusted R&D expense, adjusted SG&A expense, restructuring and contract termination charges, the provision for taxes related to these items, and significant tax credits from GAAP earnings per share. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to analyze the costs of producing and selling our products and the performance of our internal investments in technology and our internal operating structure, to evaluate the long-term profitability trends of our core operations and to calculate the underlying value of the core business on a dilutive share basis, which is a key measure of the value of the Company used by our management and we believe used by investors as well. Adjusted earnings per share also facilitates the overall analysis of the value of the Company and the core measure of the success of our operating business model as compared to prior and future periods and relative comparisons to our peers. We exclude discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark to market accounting on post-retirement benefits, restructuring and contract termination charges, and significant tax credits, as these items do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, which could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

The second quarter tax effect on adjusted EPS for (i) discontinued operations was a benefit of $0.00 in 2013 and an expense of $0.00 in 2012, (ii) amortization of intangible assets was an expense of $0.07 in both 2013 and 2012, (iii) restructuring and contract termination charges was an expense of $0.06 in 2013 and an expense of $0.01 in 2012, (iv) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.01 in 2013 and an expense of $0.03 in 2012. The second quarter tax effect on adjusted EPS for each of the remaining items (inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and adjustments for mark to market accounting on post-retirement benefits) was $0.00 in both 2013 and 2012.

The full year tax effect on adjusted EPS through the second quarter of 2013 for (i) discontinued operations was a benefit of $0.00 in 2013 and an expense of $0.00 in 2012, (ii) amortization of intangible assets was an expense of $0.14 in both 2013 and 2012, (iii) inventory fair value adjustments related to business acquisitions was an expense of $0.00 in 2013 and an expense of $0.02 in 2012, (iv) restructuring and contract termination charges was an expense of $0.07 in 2013 and an expense of $0.03 in 2012, (v) significant tax credits was a benefit of $0.08 in 2013, (vi) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.02 in 2013 and an expense of $0.06 in 2012. The full year tax effect on adjusted EPS through the second quarter of 2013 for each of the remaining items (changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and adjustments for mark to market accounting on post-retirement benefits) was $0.00 in both 2013 and 2012.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark to market accounting on post-retirement benefits, restructuring and contract termination charges, significant tax credits, and the estimated revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision.

Adjusted Operating Cash Flow

We use the term “adjusted operating cash flow” to refer to GAAP operating cash flow from continuing operations, excluding the effect of the excess tax benefit from the exercise of equity grants, significant contributions to our post-retirement benefit plans, significant payments for prepaid royalties, and payments for changes to the fair values assigned to contingent consideration. We believe that this non-GAAP measure, when taken together with our GAAP financial measure, allows us and our investors to better evaluate the long-term performance trends and to assess our ability to invest in the business. Adjusted operating cash flow also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of the excess tax benefit from the exercise of equity grants, significant contributions to our post-retirement benefit plans, significant payments for prepaid royalties, and payments for changes to the fair values assigned to contingent consideration from this measure because the excess tax benefit from the exercise of equity grants, significant contributions to our post-retirement benefit plans, significant payments for prepaid royalties, and payments for changes to the fair values assigned to contingent consideration can vary dramatically by quarter and between us and our peers and can obscure underlying trends, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations.

***

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
Investor Relations
PerkinElmer, Inc.
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
PerkinElmer, Inc.
Fara Goldberg, 781-663-5699
fara.goldberg@perkinelmer.com